Exhibit 23.01

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-79103, 333-50361, 33-62572, 33-85344, 333-4628, 33-85344 and 33-62572) of Outback Steakhouse, Inc. of our report dated March 16, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
March 16, 2005